Release And Issuance Agreement

Dated as of June 22, 2016

(Tarek Kirschen)

This Release and Issuance Agreement (this “Agreement”) is entered into as of the date first set forth above by and between Tarek Kirschen (“Kirschen”), South Centre, Inc. (“Purchaser”), Alexander Bafer (“Bafer”) and Carolco Pictures, Inc., a Florida corporation (the “Company”). Kirschen, Purchaser, Bafer and the Company are sometimes collectively referred to herein as the “Parties” and each as a “Party.”

In consideration of the premises and the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Release by Kirschen. Kirschen and Kirschen’s affiliates, successors, assigns, heirs, executors, and representatives (collectively, the “Kirschen Parties”), do hereby release, acquit, satisfy, and forever discharge Purchaser, Bafer and the Company and each of their respective officers, directors, shareholders, agents, employees, successors, and assigns (collectively, “Company Parties”) from and against any and all claims, rights, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, and causes of action of any and every kind, nature, and character, known or unknown, including any and all claims for attorneys’ fees and costs, which the Kirschen Parties may now have, or may ever have, known or unknown, against the Company Parties, including those related to any form of unpaid or accrued compensation, remuneration or other fees, and those related to the Stock Matters (as defined below), and the current debt owed by the Company to Kirschen in the amount of $438,767.35 (the “Debt”) from the beginning of time to the date hereof (the “Released Claims”). This Agreement is intended to include all possible legal theories, including but not limited to, any tort; the violation of any express or implied contract whether written or oral, or any federal, state or local securities laws, statutes, regulations or executive orders, defamation, intentional infliction of emotional distress; injury to reputation; and pain and suffering. This release has been executed voluntarily. Kirschen has had the opportunity to obtain the advice of any attorney or a representative of Kirschen’s choice prior to executing this Agreement and has a full understanding of the terms of this release, which may not be changed except by a writing signed by both Indemnified Parties and Kirschen.

2.	Release by Bafer. Bafer and his affiliates, successors, assigns, heirs, executors, and representatives (collectively, the “Bafer Parties”), do hereby release, acquit, satisfy, and forever discharge the Kirschen Parties from and against any and all claims, rights, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, and causes of action of any and every kind, nature, and character, known or unknown, including any and all claims for attorneys’ fees and costs, which the Bafer Parties may now have, or may ever have, known or unknown, against the Kirschen Parties, including those related to any form of unpaid or accrued compensation, remuneration or other fees, and those related to the Stock Matters from the beginning of time to the date hereof (the “Bafer Released Claims”). This Release is intended to include all possible legal theories, including but not limited to, any tort; the violation of any express or implied contract whether written or oral, or any federal, state or local securities laws, statutes, regulations or executive orders, defamation, intentional infliction of emotional distress; injury to reputation; and pain and suffering. This release has been executed voluntarily. Bafer has had the opportunity to obtain the advice of any attorney or a representative of Bafer’s choice prior to executing this Release and has a full understanding of the terms of this release, which may not be changed except by a writing signed by all the Parties hereto.

3.	Preferred Stock. Kirschen acknowledges that the Company purported, in the past, to have issued shares of Series A Preferred Stock of the Company and/or shares of Series B Preferred Stock of the Company (together with any other class or designation of preferred stock of the Company, the “Preferred Stock”) to Kirschen, or Kirschen purposed to acquire and/or sell and transfer shares of Preferred Stock. Kirschen hereby acknowledges and agrees that no Preferred Stock has ever been validly authorized or issued, and that Kirschen does not have, and never has had any ownership of, or rights to, any shares of Preferred Stock. Kirschen acknowledges and agrees that the Released Claims shall include any and all claims, rights, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, and causes of action of any and every kind, nature, and character, known or unknown, including any and all claims for attorneys’ fees and costs which relate in any way to (i) any ownership or claimed ownership by Kirschen of any shares of Preferred Stock, and (ii) any failure of any Preferred Stock not to be validly authorized or issued, and (iii) any damages or costs or damages incurred by Kirschen related to any matters related to any Preferred Stock, whether or not validly authorized and issued (collectively, the “Stock Matters”).

4.	Covenant Not to File a Claim and Indemnification.

a.	The Kirschen Parties agree not to file for themselves or on behalf of any other party, any claim, charge, complaint, action, or cause of action against the Company Parties related to or arising from the Released Claims, and further agree to indemnify and save harmless the Company Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by the Kirschen Parties against the Company Parties in violation of this Agreement. In the event that any Kirschen Party brings a suit against the Company Parties in violation of this covenant, the Kirschen Parties agree to pay any and all costs of Company Parties, including attorneys’ fees, incurred by Company Parties in challenging such action.

b.	The Bafer Parties agree not to file for themselves or on behalf of any other party, any claim, charge, complaint, action, or cause of action against the Kirschen Parties related to or arising from the Bafer Released Claims, and further agree to indemnify and save harmless the Kirschen Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by the Bafer Parties against the Kirschen Parties in violation of this Release. In the event that any Bafer Party brings a suit against the Kirschen Parties in violation of this covenant, the Bafer Parties agree to pay any and all costs of Kirschen Parties, including attorneys’ fees, incurred by Releasor Parties in challenging such action.

5.	Payment in Shares. The releases given herein shall be effective upon the issuance to Kirschen by the Company of (i) 5,000,000 shares of Series A Preferred Stock of the Company in exchange for the payment by Kirschen of $500.00 to the Company, and (ii) 1,000,000 shares of Series B Preferred Stock of the Company (collectively, the “Shares”) to be issued in exchange for forgiveness of the Debt and the releases given herein.

6.	Settlement, Representations.

a.	This is a compromise and settlement of potential or actual disputed claims and is made for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

b.	Kirschen represents, warrants and agrees that the Debt constitutes all amounts owed by the Company to Kirschen and any of Kirschen’s Affiliates as of the date hereof, and that such Debt is being forgiven in exchange for the issuance to Kirschen of the Shares.

c.	Kirschen hereby represents and warrants to the Company as follows:

i.	Kirschen is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ii.	Kirschen has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Kirschen requested and deemed material to making an informed investment decision regarding its purchase of the Shares. Kirschen has been afforded the opportunity to review such documents and materials and the information contained therein. Kirschen has been afforded the opportunity to ask questions of the Company and its management. Kirschen understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Kirschen understands and represents that he is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information that the Kirschen has not received, including the financial results of the Company for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Kirschen shall modify, amend or affect such Kirschen’s right to rely on the Company’s representations and warranties, if any, contained herein. Kirschen has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares. Kirschen has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Agreement.

iii.	Kirschen has read and understood, and is familiar with, this Agreement, the Shares and the business and financial affairs of the Company.

iv.	Kirschen, either personally, or together with his advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of a Share. Kirschen and his advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares. Kirschen’s financial condition is such that Kirschen is able to bear the risk of holding the Shares that Kirschen may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of Kirschen’s entire investment in the Company.

v.	Kirschen has investigated the acquisition of the Shares to the extent Kirschen deemed necessary or desirable and the Company has provided Kirschen with any reasonable assistance Kirschen has requested in connection therewith.

vi.	The Shares are being acquired for Kirschen’s own account for investment, with no intention by Kirschen to distribute or sell any portion thereof within the meaning of the Securities Act (other than the shares of Series A Preferred Stock which shall be sold to Purchaser pursuant to a stock purchase agreement dated as of the date hereof), and will not be transferred by Kirschen in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Kirschen has any interest in or any right to acquire the Shares. Kirschen understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares by anyone but Kirschen.

vii.	No representations or warranties have been made to Kirschen by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

viii.	Kirschen is aware that Kirschen’s rights to transfer the Shares is restricted by the Securities Act and applicable state securities laws, and Kirschen will not offer for sale, sell or otherwise transfer the Shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

ix.	Kirschen understands and agrees that the Shares he acquires have not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom and that the Company has no obligation to register any of the Shares offered by the Company.

x.	Kirschen has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned. Kirschen understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability.

xi.	Kirschen understands that the certificates or other instruments representing the securities included in the Shares, as well as the common stock issuable with respect thereto, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.

xii.	Kirschen also acknowledges and agrees that an investment in the Shares is highly speculative and involves a high degree of risk of loss of the entire investment in the Company, and there is no assurance that a public market for the will be available and that, as a result, Kirschen may not be able to liquidate Kirschen’s investment in the Shares should a need arise to do so.

xiii.	Kirschen is not dependent for liquidity on any of the amounts Kirschen is investing in the Shares.

xiv.	Kirschen has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Agreement.

xv.	Kirschen understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Shares under the federal and state securities laws and for other purposes.

7.	Miscellaneous.

a.	It is understood that this Agreement shall be governed by, construed and enforced in accordance with, and subject to, the laws of the State of Florida, without application of the conflicts of laws provisions thereof. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns and no others; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. The Parties agree and acknowledge that the terms of and all information concerning this Agreement shall remain confidential and may be disclosed by the Parties only pursuant to a final binding court order or other required disclosure under laws applicable to the Parties.

b.	In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

c.	In this Agreement, unless the context otherwise requires; references to Sections are references to sections of this Agreement; references to any party to this Agreement shall include references to its respective successors and permitted assigns; the terms “hereof,” “herein,” “hereby,” and any derivative or similar words will refer to this entire Agreement; references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time.

d.	The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement. This Agreement sets forth therein set forth the entire agreement between the Parties hereto with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

e.	The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other person or entity other than the Company Parties.

f.	Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, to the addresses of the Parties as set forth below.

g.	This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The execution and delivery of this Agreement may be perfected by the exchange of executed signature pages via facsimile or Adobe Portable Document Format followed by delivery of the original executed signature pages via overnight mail carrier thereafter.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above-written.

Tarek Kirschen

/s/ Tarek Kirschen
Tarek Kirschen

Address for Notices:
16850 Collins Ave #112
Sunny Isles Beach , FL 33160

Carolco Pictures, Inc.

By:	/s/ Tarek Kirschen
Name:	Tarek Kirschen
Title:	Chief Executive Officer

Address for Notices:
1395 Brickell Avenue
Suite 800
Miami, FL 33131

South Centre, Inc.

/s/ David Cohen
Name:	David Cohen
Title:	Chief Executive Officer

Address for Notices:
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432

Alexander Bafer

/s/ Alexander Bafer
Alexander Bafer

Address for Notices: